UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2020

NICOLET BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	001-37700	47-0871001
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

111 North Washington Street
Green Bay, Wisconsin 54301
(Address of principal executive offices)

(920) 430-1400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	NCBS	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.)
 Emerging Growth Company ☐
 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the annual meeting of the shareholders of Nicolet Bankshares, Inc. (“Nicolet”), held on May 11, 2020 (the “Annual Meeting”), Nicolet’s shareholders approved the following proposals by the votes set forth below:

Proposal 1: Election of Directors

Name	For	Withheld	Broker Non-Votes
Robert B. Atwell	6,591,838	185,272	1,971,933
Rachel Campos-Duffy	6,498,900	274,484	1,971,933
Michael E. Daniels	6,580,258	196,852	1,971,933
John N. Dykema	6,414,782	358,602	1,971,933
Terrence R. Fulwiler	6,551,846	221,538	1,971,933
Christopher J. Ghidorzi	6,609,171	164,213	1,971,933
Andrew F. Hetzel, Jr.	6,621,757	151,627	1,971,933
Donald J. Long, Jr.	6,594,707	178,677	1,971,933
Dustin J. McClone	6,616,546	156,838	1,971,933
Susan L. Merkatoris	6,534,371	239,013	1,971,933
Oliver Pierce Smith	6,621,309	155,801	1,971,933
Robert J. Weyers	6,603,006	174,104	1,971,933

Proposal 2: Ratification of the selection of Wipfli LLP as Nicolet’s independent registered public accounting firm for the year ending December 31, 2020.

For	Against	Abstain	Broker Non-Votes
8,516,140	220,819	10,734	N/A

Proposal 3: Advisory approval of Nicolet's named executive officer compensation.

For	Against	Abstain	Broker Non-Votes
5,036,679	1,529,776	209,305	1,971,933

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2020	NICOLET BANKSHARES, INC.

	By:	/s/ Ann K. Lawson
Name: Ann K. Lawson
Title: Chief Financial Officer